Confidential

                                 PROJECT NEWCO

                                October 21, 1998

                                                                    Confidential


================================================================================
                                 PROJECT NEWCO
================================================================================


                                Table of Contents
                                -----------------



Executive Summary...................................................Section I

Publicly Reported Results...........................................Section II

Relationship of Size of Total Capitalization and Valuation..........Section III

Selected Reference Company Analysis.................................Section IV

M&A Transaction Premium Analysis....................................Section V

Comparable M&A Transactions.........................................Section VI

Discounted Cash Flow Analysis.......................................Section VII

Newco Proposal......................................................Section VIII

                                                                    Confidential


Project Newco - Executive Summary
--------------------------------------------------------------------------------

   -- HOYA has publicly announced ten consecutive quarters of improved financial performance.

   -- As a result, stock price has appreciated 51% from 52-week low price in January 1998.

   -- Stock price has substantially outperformed comparable restaurant issues by 69% and the Russell 2000 Index by 47% since January 1, 1998.

   -- Valuation segmentation impacted as much by size of Total Capitalization as by operating results.

   -- Reference Companies indicate that Common Stock is in an appropriate relative valuation range at current levels.

   -- In Restaurant Acquisitions(2)-

      Mean Premium of 40.6% was paid on Mean Transaction Value of $94 million

      Median Premium of 35.5% was paid on Median Transaction Value of
      $74 million

   -- Premiums are consistent with relationship of Size and Valuation.

---------------------
(1) Total Capitalization equals market value of common stock plus debt less cash.
(2) Based on four weeks prior to announcement data.

                                                                    Confidential


Project Newco - Publicly Reported Results
--------------------------------------------------------------------------------

Announcement Date          Oct. 27, 1997    Feb. 19, 19     May 1, 1998    July 27, 199    Sept. 27, 1998
Quarter                        QIII             QIV            QI              QII              QIII
Revenue                       $23,859         $25,027       $23,126          $24,586           $24,593
Net Income                    $   376         $   841       $   356          $   790           $   546
E.P.S. current period         $  0.11         $  0.24       $  0.10          $  0.22           $  0.15
E.P.S. prior period           $  0.02         $  0.16       $ (0.03)         $  0.18           $  0.11
E.P.S. Growth vs. PP             450%           50.0%          NM              22.2%             36.4%

PP -- Prior Period

   -- QIII of 1998 was tenth consecutive quarter of improved earnings versus comparable prior year period.

   -- Prospectively, it will be difficult for HOYA to show above average period-over-period E.P.S. growth. Rather, earnings growth will moderate and be driven by normal operating improvements.

                                                                    Confidential


Historical Weekly Stock Price Performance
Hoya Versus Peer Group Index #1, Peer Group Index #2 and the Russell 2000 Index. January 2, 1998 - October 16, 1998
--------------------------------------------------------------------------------

               Hoya     Peer Group #1  Peer Group #2  Russell 2000
2-Jan-98       100.00%     100.00%       100.00%       100.00%
9-Jan-98       100.00%      93.50%        93.10%        94.60%
16-Jan-98      101.10%      95.00%        97.80%        97.60%
23-Jan-98       89.90%      94.00%        97.10%        97.30%
30-Jan-98       94.40%      97.70%        99.00%        98.50%
6-Feb-98        86.50%      96.90%       100.20%       102.10%
13-Feb-98       98.90%      97.00%       103.60%       104.10%
20-Feb-98      110.10%      96.70%       104.90%       104.00%
27-Feb-98      112.40%      96.20%       105.50%       105.80%
6-Mar-98       119.10%      92.70%       108.50%       106.20%
13-Mar-98      116.90%      94.20%       112.60%       107.40%
20-Mar-98      121.30%      99.10%       112.20%       108.60%
27-Mar-98      139.30%      99.90%       106.70%       109.30%
3-Apr-98       146.10%     102.30%       110.70%       111.30%
10-Apr-98      141.60%     102.90%       111.00%       110.00%
17-Apr-98      155.10%     101.40%       112.60%       111.60%
24-Apr-98      141.60%      98.80%       117.10%       110.00%
1-May-98       143.80%     101.90%       123.80%       111.10%
8-May-98       141.60%      99.50%       126.60%       109.80%
15-May-98      143.80%     102.40%       123.00%       108.20%
22-May-98      143.80%      98.20%       121.10%       106.10%
29-May-98      140.40%      98.00%       117.40%       104.60%
5-Jun-98       139.30%      99.50%       114.50%       104.10%
12-Jun-98      137.10%      95.40%       113.10%       101.20%
19-Jun-98      132.60%      93.20%       110.20%       100.40%
26-Jun-98      157.30%      93.60%       113.70%       103.10%
3-Jul-98       143.80%      93.00%       115.90%       105.00%
10-Jul-98      137.10%      95.70%       116.20%       105.00%
17-Jul-98      139.30%      97.20%       117.10%       105.90%
24-Jul-98      137.10%      91.80%       112.20%       100.50%
31-Jul-98      142.70%      89.90%       110.90%        96.20%
7-Aug-98       137.10%      79.90%       106.10%        95.30%
14-Aug-98      130.30%      80.60%       105.40%        92.30%
21-Aug-98      131.50%      78.40%       106.80%        90.60%
28-Aug-98      121.30%      77.40%        98.30%        82.10%
4-Sep-98       123.60%      73.30%        90.80%        79.50%
11-Sep-98      123.60%      71.50%        89.40%        81.00%
18-Sep-98      125.80%      71.90%        90.40%        83.20%
25-Sep-98      123.60%      65.90%        93.40%        84.50%
2-Oct-98       130.30%      60.70%        91.80%        80.10%
9-Oct-98       121.30%      53.90%        84.30%        72.90%
16-Oct-98      125.80%      56.80%        87.30%        78.50%

Peer Group Index #1 includes: Shell Seafood Restaurants; Il Fornaio (America) Corporation; Benihana Inc.; Ark Restaurants Corp. and Max & Erma's Restaurants

Peer Group Index #2 includes: Main Street & Main, Inc.; Roadhouse Grill, Inc.; Chart House Enterprises, Inc., Rock Bottom Restaurants, Inc.; Uno Restaurant Corp.; and Quality Dining, Inc.

   -- HOYA has outperformed Index #1 by 69%; #2 by 39% and Russell 2000 by 47%.

   -- Price appreciation of HOYA resulting from announcements of improved financial performance has brought HOYA's valuation into an appropriate relative valuation range.

                                                                    Confidential


PROJECT NEWCO
Relationship of Size of Totalization and Valuation
--------------------------------------------------------------------------------

                                        Total Capitalization
        17.6    19.4    45.5    36.9    49.3    58.3    58.8    61.7    74.8    27.8    42.662
SHLL    2.2
ILFO            2.29
BNHN                    3.52
ARKR                            3.48
MAXE                                    4.15
MAIN                                            7.48
GRLL                                                    6.51
CHT                                                             5.93
BREW                                                                    4.43
HOYA                                                                            3.34
OFFER                                                                                   5.85

Aggregate Mean 4.51x

Small Cap Mean 3.08x


--------------------------------------------------------------------------------
   -- HOYA's valuation is consistent with comparable companies and is in an appropriate relative range.

                                                                    Confidential

PROJECT NEWCO
Relationship of Size of Totalization and Valuation
--------------------------------------------------------------------------------

                              Total Capitalization
        17.6    19.4    45.5    36.9    49.3    58.3    58.8    61.7    74.8    27.8    42.662
SHLL    2.2
ILFO            2.29
BNHN                    3.52
ARKR                            3.48
MAXE                                    4.15
MAIN                                            7.48
GRLL                                                    6.51
CHT                                                             5.93
BREW                                                                    4.43
HOYA                                                                            3.34
OFFER                                                                                   5.85

Aggregate Mean 4.51x

Small Cap Mean 3.08x

--------------------------------------------------------------------------------
   -- HOYA's valuation is consistent with comparable companies and is in an appropriate relative range.

                                                                    Confidential


Project Newco
SELECTED REFERENCE COMPANY ANALYSIS
(All Dollar Amounts in Thousands, Except Per Share Amounts)
--------------------------------------------------------------------------------


                                                          Shells        Il Fornaio     Benihana          Ark          Max & Erma's
                                             Hoya      Seafood Rest.   America Corp.      Inc.     Restaurants Corp Restaurants Inc.
------------------------------------------------------------------------------------------------------------------------------------
Ticker/Exchange                            XXXX/NASD     SHLL/NASD       ILFO/NASD    BNHN/NASD     ARKR/NASD        MAXE/NASD

Latest Fiscal Year Ending                  12/31/97      12/31/97        12/31/97     12/31/97        12/31/97          10/31/97
Latest Fiscal Quarter Ending               06/30/98      06/30/98        06/30/98     06/30/98         6/30/98           07/31/98
Preliminary Earnings Reported              09/30/98        --               --           --              --                 --

Current Market Information
Stock Price: 10/16/98                        $7.00         $4.00           $5.88        $8.25             $8.50           $6.25
             52-Week High                    $9.31        $14.13          $16.63       $15.75            $14.69           $8.13
             52-Week Low                     $4.63         $3.25           $4.25        $6.13             $8.50           $5.88
             % Within High/Low Range          50.7%          6.9%           13.1%        22.1%              0.0%           16.7%
Common Shares Outstanding (000s)             3,453         4,453           5,948        3,572             3,842           4,265
               % Held by Institutions         25.5%         25.0%           42.3%        13.6%             20.0%           22.9%
Market Value of Common Equity (EMV)        $24,171       $17,812         $34,945      $29,469           $32,657         $26,656
Plus: Total Funded Debt (TFD) (a)           $4,000        $4,166              $0      $16,497            $4,555         $23,676
Less: Cash and Marketable Securities          $326        $4,377         $15,512         $472              $313          $1,012
                                           =======       =======         =======     ========          ========        ========
Total Market Capitalization (b)            $27,845       $17,600         $19,433      $45,494           $36,899         $49,321
                                           =======       =======         =======     ========          ========        ========

Last 12 Months' (LTM) Income Information

LTM Revenues                               $97,332       $75,134         $76,738     $106,986          $114,970         $96,630
LTM Gross Profit                           $70,460       $49,308         $58,683      $78,966           $84,578         $72,427
LTM EBITDA                                  $8,331        $7,998          $8,678      $12,939           $10,594         $11,883
LTM EBIT                                    $4,096        $3,912          $4,306       $9,501            $7,262          $5,997
LTM Net Income                              $2,534        $2,179          $3,132       $5,468            $4,353          $2,676
LTM EPS                                      $0.67         $0.43           $0.50        $0.85             $1.19           $0.63
Margins:
       LTM Gross Margin                       72.4%         65.6%           76.5%        73.8%             73.6%           73.4%
       LTM EBITDA Margin                       8.6%         10.6%           11.3%        12.1%              9.2%           12.0%
       LTM EBIT Margin                         4.2%          5.2%            5.6%         8.9%              6.3%            6.1%
       LTM Net Income Margin                   2.6%          2.9%            4.1%         5.1%              3.8%            2.7%
Tax Rate                                      32.8%         36.0%           33.5%        32.5%             39.9%           30.2%

Capitalization (% Statement)

Short-Term Debt                                0.0%          2.9%            0.0%         4.8%              2.5%            3.0%
                                           -------       -------         -------     --------          --------        --------
Long-Term Debt                                12.2%         15.9%            0.0%        31.2%             11.1%           48.3%
Preferred Stock                                0.0%          0.0%            0.0%         0.0%              0.0%            0.0%
Book Equity                                   87.8%         81.1%          100.0%        64.0%             86.4%           48.6%
                                           =======       =======         =======     ========          ========        ========
       Total Capitalization                  100.0%        100.0%          100.0%       100.0%            100.0%          100.0%
                                           =======       =======         =======     ========          ========        ========
       TFD/(EMV+TFD)                          14.2%         19.0%            0.0%        35.9%             12.2%           47.0%
Book Value                                   $8.34         $4.02           $6.69        $8.22             $7.51           $5.25
------------------------------------------------------------------------------------------------------------------------------------


                                         Main Street    Roadhouse        Chart       Rock Bottom           Uno           Quality
                                         & Main, Inc.  Grill, Inc.      House Ent. Restaurants, Inc.  Restaurant Corp. Dining, Inc.
------------------------------------------------------------------------------------------------------------------------------------
Ticker/Exchange                           MAIN/NASD     GRLL/NASD        CHT/NYSE    BREW/NASD        UNO/NYSE          QDIN/NASD
                                          12/31/97      12/31/97         12/31/97     12/31/97        09/30/97           10/31/97
Latest Fiscal Year Ending                 06/30/98      06/30/98         06/30/98     06/30/98        06/30/98           08/31/98
Latest Fiscal Quarter Ending              09/30/98         --              --            --              --                 --
Preliminary Earnings Reported

Current Market Information
Stock Price: 10/16/98                         $3.56        $3.69            $4.75        $5.13           $6.75              $2.75
             52-Week High                     $4.31        $6.31            $9.19       $11.75           $7.69              $6.09
             52-Week Low                      $2.59        $2.75            $4.56        $4.63           $5.75              $1.94
% Within High/Low Range                        56.4%        26.3%             4.1%         7.0%           51.6%              19.5%
Common Shares Outstanding (000s)              9,971        9,309           11,748        8,056          10,758             12,599
% Held by Institutions                          3.7%         2.2%            32.9%        35.7%           24.0%              12.1%
Market Value of Common Equity (EMV)         $35,522      $34,327          $55,803      $41,287         $72,617            $34,647
Plus: Total Funded Debt (TFD) (a)           $30,434      $27,101           $6,143      $34,025         $45,858           $116,010
Less: Cash and Marketable Securities         $7,694       $2,628             $208         $490          $2,227             $1,938
                                           ========      =======         ========     ========        ========           ========
Total Market Capitalization (b)             $58,262      $58,799          $61,738      $74,823        $116,248           $148,719
                                           ========      =======         ========     ========        ========           ========

Last 12 Months' (LTM) Income Information

LTM Revenues                               $108,769      $98,752         $149,185     $158,762        $188,361           $250,905
LTM Gross Profit                            $77,654      $65,849         $101,811     $118,663        $141,197           $176,722
LTM EBITDA                                   $7,788       $9,039          $10,415      $16,879         $28,552            $23,738
LTM EBIT                                     $2,940       $3,610           $2,557       $4,298         $16,158            $11,292
LTM Net Income                                 $370       $1,867           $1,135       $1,319          $8,065            ($1,498)
 LTM EPS                                      $0.22        $0.22            $0.11        $0.18           $0.67              $0.50
Margins:
 LTM Gross Margin                              71.4%        66.7%            68.2%        74.7%           75.0%              70.4%
 LTM EBITDA Margin                              7.2%         9.2%             7.0%        10.6%           15.2%               9.5%
 LTM EBIT Margin                                2.7%         3.7%             1.7%         2.7%            8.6%               4.5%
 LTM Net Income Margin                          0.3%         1.9%             0.8%         0.8%            4.3%             -0.6%
Tax Rate                                       40.0%        18.1%            39.2%        43.9%           35.5%                NM

Capitalization (% Statement)

Short-Term Debt                                 2.2%         4.8%             1.2%         0.8%            3.4%               0.3%
                                           ========      =======         ========     ========        ========           ========
Long-Term Debt                                 53.2%        33.1%             8.1%        34.3%           35.1%              69.0%
Preferred Stock                                 0.0%         0.0%             0.0%         0.0%            0.0%               0.0%
Book Equity                                    44.6%        62.1%            90.7%        64.9%           61.5%              30.7%
                                           ========      =======         ========     ========        ========           ========
Total Capitalization                          100.0%       100.0%           100.0%       100.0%          100.0%             100.0%
                                           ========      =======         ========     ========        ========           ========
TFD/(EMV+TFD)                                  46.1%        44.1%             9.9%        45.2%           38.7%              77.0%
Book Value                                    $2.46        $4.77            $5.11        $7.81           $6.81              $4.07
------------------------------------------------------------------------------------------------------------------------------------

Notes:
(a) Total Funded Debt equals Short-Term Debt plus Long-Term Debt plus Preferred Equity.
(b) Total Market Capitalization equals Market Value of Common Equity plus Total Funded Debt less Cash and Marketable Securities.

                                                                    Confidential


Project Newco
Analysis of Selected Reference Companies
--------------------------------------------------------------------------------


----------------------------------             Shells         Il Fornaio    Benihana         Ark          Max & Erma's
Market Multiples                      Hoya    Seafood Rest.  America Corp.    Inc.     Restaurants Corp.   Restaurants
----------------------------------  -------   -------------  -------------  --------   -----------------  ------------
Total Market Capitalization         $27,845    $17,600         $19,433      $45,494        $36,899           $49,321

Total  Capitalization/LTM Revenues    0.29x      0.23x           0.25x        0.43x          0.32x             0.50x

Total  Capitalization/LTM EBITDA      3.34x      2.20x           2.24x        3.52x          3.48x             4.15x

Total  Capitalization/LTM EBIT        6.80x      4.50x           4.51x        4.79x          5.08x             8.22x

Price / LTM EPS                      10.45x      9.30x          11.75x        9.71x          7.14x             9.92x

Market / Book Multiple                0.84x      0.99x           0.88x        1.00x          1.13x             1.19x
---------------------------------------------------------------------------------------------------------------------

----------------------------------   Main Street  Roadhouse      Chart        Rock Bottom         Uno             Quality
Market Multiples                    & Main, Inc.  Grill, Inc.  House Ent.  Restaurants, Inc.  Restaurant Corp.  Dining, Inc.
----------------------------------  ------------  -----------  ----------  -----------------  ----------------  ------------
Total Market Capitalization            $58,262      $58,799     $61,738        $74,823           $116,248        $148,719

Total  Capitalization/LTM Revenues       0.54x        0.60x       0.41x          0.47x              0.62x           0.59x

Total  Capitalization/LTM EBITDA         7.48x        6.51x       5.93x          4.43x              4.07x           6.27x

Total  Capitalization/LTM EBIT          19.82x       16.29x      24.14x         17.41x              7.19x          13.17x

Price / LTM EPS                         16.19x       16.76x      43.18x         28.47x             10.07x           5.50x

Market / Book Multiple                   1.45x        0.77x       0.93x          0.66x              0.99x           0.68x
----------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------
                                                Total Market Cap         Total Market Cap         Overall Universe
                                                 less than $50MM          less than $50MM
                                             ----------------------- ------------------------- ------------------------
-----------------------------
Summary Statistics (a)                Hoya     Mean   High    Low      Mean     High    Low     Mean     High    Low
-----------------------------       -------- ------- ------- ------- -------- -------- ------- ------- -------- -------
Total  Capitalization/LTM Revenues    0.29x   0.33x   0.50x   0.23x    0.55x    0.62x   0.41x   0.46x    0.62x   0.23x

Total  Capitalization/LTM EBITDA      3.34x   3.08x   4.15x   2.20x    5.78x    7.48x   4.07x   4.51x    7.48x   2.20x

Total  Capitalization/LTM EBIT        6.80x   4.79x   8.22x   4.50x   16.67x   24.14x   7.19x  10.72x   24.14x   4.50x

Price / LTM EPS                      10.45x   9.64x  11.75x   7.14x   17.88x   43.18x   5.50x  13.26x   43.18x   5.50x

Market / Book Multiple                0.84x   1.04x   1.19x   0.88x    0.84x    1.45x   0.66x   0.95x    1.45x   0.66x
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes:
(a) Boldfaced multiples, if any, are excluded from Summary Statistics, as they are deemed extraordinary
(b)  Mean excludes high and low values.

                                                                    Confidential


Project Newco
SELECTED REFERENCE COMPANY ANALYSIS
(All Dollar Amounts in Thousands)
--------------------------------------------------------------------------------

                                                      ---------------------------------------------------------------------------
                                                            Shells        Il Fornaio     Benihana      Ark           Max & Erma's
                                    Hoya      Mean       Seafood Rest.  America Corp.      Inc.    Restaurants Corp.  Restaurants
                                  --------  --------  ----------------  -------------    --------  ----------------- ------------

Revenues
    LTM                            $97,332                $75,134         $76,738        $106,986    $114,970           $98,630
    Latest Fiscal Ye1996/97        $94,904                $65,312         $72,120         $99,757    $104,326           $91,626
    Fiscal Year 1995/96            $87,753                $39,793         $60,752        $160,551     $76,796           $79,858
    Fiscal Year 1994/95            $93,496                $28,621         $54,140        $179,155     $73,027           $64,198
                                    ------    ----         ------          ------          ------      ------            ------
    3 Yr. Revenue CAGR                 0.8%   36.0%          51.1%           15.4%          -25.4%       19.5%             19.5%
Gross Margin
    LTM                               72.4%                  65.6%           76.5%           73.8%       73.6%             73.4%
    Latest Fiscal Ye1996/97           72.2%                  64.8%           76.4%           74.0%       72.7%             73.0%
    Fiscal Year 1995/96               71.8%                  64.8%           75.7%           86.5%       72.8%             73.3%
    Fiscal Year 1994/95               72.2%                  60.8%           76.4%           88.2%       72.6%             74.0%
                                    ------    ----         ------          ------          ------      ------            ------
    Avg. 3 Yr. Gross Margin           72.1%   72.3%          63.5%           76.2%           82.9%       72.7%             73.4%
EBITDA Margin
    LTM                                8.6%                  10.6%           11.3%           12.1%        9.2%             12.0%
    Latest Fiscal Ye1996/97            8.0%                   9.6%           10.1%           13.0%        5.6%             12.9%
    Fiscal Year 1995/96                6.2%                   9.9%           10.0%            6.5%        3.7%             13.6%
    Fiscal Year 1994/95                0.9%                   3.9%           11.5%            5.3%        4.0%             13.4%
                                    ------    ----         ------          ------          ------      ------            ------
    Avg. 3 Yr. EBITDA Margin           5.0%    9.0%           7.8%           10.6%            8.3%        4.4%             13.3%
EBIT Margin
    LTM                                4.2%                   5.2%            5.6%            8.9%        6.3%              6.1%
    Latest Fiscal Ye1996/97            3.5%                   4.4%            4.7%           10.0%        2.7%              6.5%
    Fiscal Year 1995/96                1.7%                   6.7%            3.7%            5.0%        0.6%              6.7%
    Fiscal Year 1994/95               -4.3%                   0.5%            5.4%            3.9%        1.3%              6.9%
                                    ------    ----         ------          ------          ------      ------            ------
    Avg. 3 Yr. EBIT Margin             0.3%    4.7%           3.9%            4.6%            6.3%        1.5%              6.7%
Net Income
    LTM                             $2,534                 $2,179          $3,132          $5,468      $4,353            $2,676
    Latest Fiscal Ye1996/97         $1,731                 $1,576          $2,301          $5,940      $1,738            $2,225
    Fiscal Year 1995/96               $467                 $1,327          $1,453          $4,947        $789            $2,161
    Fiscal Year 1994/95            ($2,810)                 ($570)         $2,631          $4,410      $1,121            $2,139
                                    ------    ----         ------          ------          ------      ------            ------
    3 Yr. Net Income CAGR               NM    14.2%            NM            -6.5%           16.1%       24.5%              2.0%
Net Income Margin
    LTM                                2.6%                   2.9%            4.1%            5.1%        3.8%              2.7%
    Latest Fiscal Ye1996/97            1.8%                   2.4%            3.2%            6.0%        1.7%              2.4%
    Fiscal Year 1995/96                0.5%                   3.3%            2.4%            3.1%        1.0%              2.7%
    Fiscal Year 1994/95               -3.0%                  -2.0%            4.9%            2.5%        1.5%              3.3%
                                    ------    ----         ------          ------          ------      ------            ------
    Avg. 3 Yr. Net Income Margin      -0.2%    2.6%           1.3%            3.5%            3.8%        1.4%              2.8%



                                   -------------------------------------------------------------------------------------------------
                                   Main Street     Roadhouse         Chart          Rock Bottom          Uno              Quality
                                   & Main, Inc.    Grill, Inc.     House Ent.     Restaurants, Inc.   Restaurant Corp.  Dining, Inc.
                                   ------------    -----------     ----------     -----------------   ----------------  ------------
Revenues
    LTM                              $108,769       $98,752         $149,185           $158,762          $188,361        $250,905
    Latest Fiscal Ye1996/97          $107,997       $92,795         $151,202           $150,248          $178,020        $302,252
    Fiscal Year 1995/96              $122,563       $62,433         $160,551           $109,230          $172,141        $237,630
    Fiscal Year 1994/95              $119,508       $34,275         $179,155            $73,964          $158,706        $105,291
                                     --------       -------         --------            -------          --------        --------
    3 Yr. Revenue CAGR                   -4.9%         64.5%            -8.1%              42.5%              5.9%           69.4%
Gross Margin
    LTM                                  71.4%         66.7%            68.2%              74.7%             75.0%           70.4%
    Latest Fiscal Ye1996/97              71.3%         66.6%            69.0%              74.9%             75.3%           70.7%
    Fiscal Year 1995/96                  71.4%         65.8%            69.4%              75.2%             74.4%           69.6%
    Fiscal Year 1994/95                  71.5%         64.7%            71.0%              75.0%             75.2%           70.4%
                                     --------       -------         --------            -------          --------        --------
    Avg. 3 Yr. Gross Margin              71.4%         65.7%            69.8%              75.0%             75.0%           70.2%
EBITDA Margin
    LTM                                   7.2%          9.2%             7.0%              10.6%             15.2%            9.5%
    Latest Fiscal Ye1996/97               8.7%          7.6%             8.6%              10.7%             13.2%            5.6%
    Fiscal Year 1995/96                   5.9%          4.9%             8.1%              12.0%             12.7%           12.8%
    Fiscal Year 1994/95                   7.6%         -5.4%            11.7%              11.0%             15.3%           14.6%
                                     --------       -------         --------            -------          --------        --------
    Avg. 3 Yr. EBITDA Margin              7.4%          2.3%             9.5%              11.2%             13.7%           11.0%
EBIT Margin
    LTM                                   2.7%          3.7%             1.7%               2.7%              8.6%            4.5%
    Latest Fiscal Ye1996/97               4.5%          2.2%             2.7%               2.6%              6.1%            0.2%
    Fiscal Year 1995/96                   1.0%         -0.1%             2.0%               4.9%              5.1%            8.7%
    Fiscal Year 1994/95                   2.8%        -10.3%             5.7%               5.3%              8.4%           10.8%
                                     --------       -------         --------            -------          --------        --------
    Avg. 3 Yr. EBIT Margin                2.8%         -2.7%             3.5%               4.3%              6.6%            6.6%
Net Income
    LTM                                  $370        $1,867           $1,135             $1,319            $8,065         ($1,498)
    Latest Fiscal Ye1996/97            $1,448          $459           $1,570             $1,469            $5,073         ($9,270)
    Fiscal Year 1995/96               ($1,958)        ($890)           ($590)            $4,025            $4,048         $14,606
    Fiscal Year 1994/95               ($1,034)      ($3,490)          $4,432             $3,270            $7,203          $6,095
                                     --------       -------         --------            -------          --------        --------
    3 Yr. Net Income CAGR                  NM            NM            -40.5%             -33.0%            -16.1%             NM
Net Income Margin
    LTM                                   0.3%          1.9%             0.8%               0.8%              4.3%           -0.6%
    Latest Fiscal Ye1996/97               1.3%          0.5%             1.0%               1.0%              2.8%           -3.1%
    Fiscal Year 1995/96                  -1.6%         -1.4%            -0.4%               3.7%              2.4%            6.1%
    Fiscal Year 1994/95                  -0.9%        -10.2%             2.5%               4.4%              4.5%            5.8%
                                     --------       -------         --------            -------          --------        --------
    Avg. 3 Yr. Net Income Margin         -0.4%         -3.7%             1.0%               3.0%              3.2%            3.0%

Project NEWCO
Restaurant Universe
$75-$15mm in Market Value of Common Stock
--------------------------------------------------------------------------------


                                                           MARKET VALUE OF
          COMPANY                                           COMMON STOCK
------------------------------------------------------------------------------
Uno Restaurant Corporation                                     72.62M
-------------------------------------------------------------------------------
Boston Chicken, Inc.                                           65.08M
Sizzler International, Inc.                                    59.45M
Koo Koo Roo, Inc.                                              57.89M
Frisch's Restaurants, Inc.                                     57.06M
Unique Casual Restaurants, Inc.                                56.58M
-------------------------------------------------------------------------------
Chart House Enterprises, Inc.                                  55.80M
-------------------------------------------------------------------------------
Pizza Inn, Inc.                                                55.55M
Furr's/Bishop's Incorporated                                   48.68M
ELXSI Corporation                                              47.98M
Friendly Ice Cream Corporation                                 44.73M
Spaghetti Warehouse, Inc. (acquisition pending)                38.22M
------------------------------------------------------------------------------
Main Street & Main, Inc.                                       35.52M
Il Fornaio (America) Corporation                               34.95M
Quality Dining, Inc.                                           34.65M
------------------------------------------------------------------------------
Checkers Drive-In Restaurants, Inc.                            34.41M
------------------------------------------------------------------------------
Roadhouse Grill, Inc.                                          34.33M
Rock Bottom Restaurants, Inc.                                  34.03M
------------------------------------------------------------------------------
Einstein/Noah Bagel Corp.                                      33.27M
International Fast Food Corporation                            32.69M
------------------------------------------------------------------------------
Ark Restaurants Corp.                                          32.66M
Benihana, Inc.                                                 29.47M
------------------------------------------------------------------------------
Total Entertainment Restaurant Corp.                           28.64M
------------------------------------------------------------------------------
Max & Erma's Restaurants, Inc.                                 26.66M
------------------------------------------------------------------------------
DenAmerica Corp.                                               26.06M
Santa Barbara Restaurant Group                                 25.89M
Famous Dave's of America, Inc.                                 23.72M
Rally's Hamburgers, Inc.                                       22.68M
Amarillo Mesquite Grill, Inc.                                  22.26M
Quizno's Corporation                                           21.67M
EasyRiders, Inc.                                               18.50M
Big Buck Brewery & Steakhouse                                  18.50M
------------------------------------------------------------------------------
Shells Seafood Restaurants, Inc.                               17.81M
------------------------------------------------------------------------------
Nathan's Famous, Inc.                                          16.53M
Casa Ole' Restaurants, Inc.                                    16.19M
Grill Concepts, Inc.                                           16.02M
Star Buffet, Inc.                                              14.02M

                                                                    Confidential

PROJECT NEWCO
Business Description of Selected Reference Companies
in the Restaurant Industry
--------------------------------------------------------------------------------

Ark Restaurants Corporation
---------------------------
Ark Restaurants Corporation, through its subsidiaries, owns and operates 23 restaurants and manages five restaurants owned by others. The Company's restaurants are located in New York City and Rhinebeck, New York, Nevada, Washington, D.C., Virginia, Massachusetts, and Florida. Ark Restaurants also operates catering businesses, bakeries, a cafe, a studio store, and corporate dining facilities.

Benihana, Inc.
--------------
Benihana, Inc. owns and operates 50 Japanese teppanyaki-style restaurants and franchises 13 restaurants in the United States. The Company's restaurants feature steak, chicken, and seafood prepared in traditional Japanese style in a casual upscale dining environment.

Chart House Enterprises, Inc.
-----------------------------
Chart House Enterprises, Inc. operates 60 restaurants in 22 states, Puerto Rico, and the US Virgin Islands. The Company's restaurants are full-service, casual dinner houses with a menu featuring a variety of items, including fish, seafood, steaks, chicken, prime rib, and more. Chart House also operates a wholesale bakery under the name "Solana Beach Baking Co."

Il Fornaio (America) Corporation
--------------------------------
Il Fornaio (America) Corporation owns and operates a restaurant chain. The Company operates 15 restaurants in Colorado, California, Oregon, and Nevada. The restaurants serve Italian cuisine based on authentic regional recipes. Il Fornaio also operates wholesale bakeries and retail markers.

Main Street & Main, Inc.
------------------------
Main Street & Main, Inc. operates restaurants throughout the United States.
The Company operates 46 "T.G.I. Friday's" restaurants and one "Front Row Sports Grill Restaurant." "T.G.I. Friday's restaurants offer full-service, casual dining, with a wide selection of freshly prepared, popular foods and drinks.

Max & Erma's Restaurants, Inc.
------------------------------
Max & Erma's Restaurants, Inc. owns and operates 46 restaurants under the name "Max & Erma's Neighborhood Gathering Place." The restaurants are located in Ohio, Pennsylvania, Indiana, Michigan, Illinois, North Carolina, South Carolina, Kentucky and Georgia and offer American food and alcoholic and non-alcoholic beverages.

Quality Dining, Inc.
--------------------

Quality Dining, Inc. owns and operates quick-service and casual dining restaurants. The Company owns "Grady's American Grill," "Spageddies Italian Kitchen," and "Papa Vino's Italian Kitchen." The Company also operates " Burger King" restaurants and "Chili's Grill & Bar" restaurants as a franchisee.

                                                                    Confidential
PROJECT NEWCO
Business Description of Selected Reference Companies
in the Restaurant Industry
--------------------------------------------------------------------------------


Roadhouse Grill, Inc.
---------------------
Roadhouse Grill, Inc. owns, operates, and franchises "Roadhouse Grill" restaurants. The Company owns and operates 44 restaurants and franchises or licenses three additional restaurants. Roadhouse's restaurants are located in Florida, Georgia, South Carolina, Mississippi, Louisiana, Arkansas, Alabama, New York, Ohio, Nevada, and Ampang and Baru, Malaysia.

Rock Bottom Restaurants, Inc.
-----------------------------
Rock Bottom Restaurants, Inc. operates 42 "Old Chicago" restaurants and 27 brewery restaurants. The brewery restaurants operates under the names "Rock Bottom Restaurant & Brewery," "ChopHouse & Brewery" and "Big River Grille & Brewing Works." The restaurants offer casual dinning and microbrewed and specialty beers.

Shells Seafood Restaurants, Inc.
--------------------------------
Shells Seafood Restaurants, Inc. manages and operates 44 full service, mid-priced casual dining seafood restaurants in Florida and the mid-western United States under the name "Shells." The Company's restaurants feature a wide variety of seafood items, pasta dishes, appetizers, salads, and desserts.

Uno Restaurant Corporation
--------------------------
Uno Restaurant Corporation operates and franchises "Pizzeria Uno" and "Chicago Bar & Grill" casual dining, full-service restaurants. The Company also operates a consumer foods division, which supplies "American Airlines'" movie theaters, hotels, and supermarkets with frozen and refrigerated "Pizzeria Uno" brand products. In addition, Uno supplies certain private label products.

                                                                    Confidential



                                  Project Newco
          Premium Analysis of Select Completed and Pending Acquisitions
                           in the Restaurant Industry
                    Enterprise Value Greater than $20 Million
                            January 1, 1993 - Present




                                                                                                           Enterprise
     Date                                                                                                   Value (1)
   Announced                        Target Name                          Acquirer Name                       ($mil)
----------------      ----------------------------------------       -----------------------             ----------------
   18-Sep-98          Spaghetti Warehouse Inc.                       Consolidated Restaurant Co.                 60
   4-Jun-98           Pollo Tropical Inc                             Carrols Corp                                95
   1-May-98           Denamerica Corp *                              Tech Electro Industries Inc                187
   3-Apr-98           Bertucci's Inc                                 NE Restaurant Co Inc                       104
   12-Dec-97          Timber Lodge Steakhouse Inc *                  GB Foods Corp                               31
   26-Sep-97          Sagebrush Inc                                  WSMP Inc                                    41
   26-Sep-97          Skyline Chili Inc                              Investor Group                              27
   23-Sep-97          El Chico Restaurants Inc                       Investor Group                              59
   5-Sep-97           DavCo Restaurants Inc *                        Investor Group                             205
   2-Sep-97           Ground Round Restaurants                       GRR Holdings LLC                            73
   4-Aug-97           Perkins Family Restaurant LP                   Restaurant Co                              414
   3-Jul-97           Krystal Co                                     Port Royal Holdings Inc                    146
   28-May-97          DAKA International Inc                         Compass Group PLC                          189
   17-Jan-97          CEC Entertainment Inc *                        Hallwood Group Inc                         474
   14-Jun-96          Bugaboo Creek Steak House Inc                  Longhorn Steaks Inc                         56
   4-Jun-96           Hometown Buffet, Inc.                          Buffets, Inc.                              218
   2-May-96           Houlihans Restaurant Group                     Zapata Corp                                 80
   22-Apr-96          Bayport Restaurant Group                       Landry's Seafood Restaurants                74
   10-Oct-95          Champps Entertainment Inc.                     DAKA International Inc.                     70
   18-Sep-95          DelFrisco's Double Eagle                       Lonestar Steakhouse & Saloon                23
   15-Aug-95          DF&R Restaurants Inc.                          Apple South                                201
   1-May-95           Marcus Corp-Applebee's                         Apple South                                 48
   24-Oct-94          Grayling Corp                                  Quality Dining Inc                          20
   14-Oct-94          Innovative Restaurant Concepts                 Applebee's International Inc                64
   7-Sep-94           Pub Venture of New England Inc.                Applebee's International Inc                58
   1-Aug-94           Grill Concepts Inc.                            Magellan Restaurant Systems                 53
   5-Jul-94           Marco's Mexican Restaurants                    Billy Blues Food Corp.                      25
   24-Jan-94          On The Border Cafes Inc.                       Brinker International Inc.                  33
   20-May-93          Foodmaker Inc-Chi Chi's Rest                   Restaurant Enterprises Group               200
   18-May-93          NRH Corp                                       National Pizza Co                           20
   12-Jan-93          Two Pesos-Mexican Rest Chain                   Taco Cabana Inc                             21

                                                                 ------------------------------------------------------------------
                                                                   Premium      Premium       Premium        Price as    Price as
                                                                   4 Weeks       1 Week        1 Day            %            %
     Date                                                         Prior to      Prior to      Prior to        52-Wk        52-Wk
   Announced                        Target Name                     Annc.        Annc.         Annc.           Low         High
----------------      ----------------------------------------    ----------   ----------    ----------     ---------    ----------
   18-Sep-98          Spaghetti Warehouse Inc.                      13.3%         31.9%         39.1%         152.4%       93.4%
   4-Jun-98           Pollo Tropical Inc                            18.1%          7.3%         10.0%         523.8%      127.9%
   1-May-98           Denamerica Corp *
   3-Apr-98           Bertucci's Inc                                35.5%         35.5%         35.5%         210.0%      147.9%
   12-Dec-97          Timber Lodge Steakhouse Inc *                 81.2%         74.1%         74.1%         261.9%      164.3%
   26-Sep-97          Sagebrush Inc
   26-Sep-97          Skyline Chili Inc
   23-Sep-97          El Chico Restaurants Inc                     104.0%         75.9%         64.5%         184.8%      134.2%
   5-Sep-97           DavCo Restaurants Inc *                       53.8%         49.5%         49.5%         235.3%      149.5%
   2-Sep-97           Ground Round Restaurants
   4-Aug-97           Perkins Family Restaurant LP
   3-Jul-97           Krystal Co
   28-May-97          DAKA International Inc
   17-Jan-97          CEC Entertainment Inc *
   14-Jun-96          Bugaboo Creek Steak House Inc                 22.4%         28.1%         20.6%         164.0%       83.7%
   4-Jun-96           Hometown Buffet, Inc.                          2.6%          7.3%         -3.3%         151.9%       96.7%
   2-May-96           Houlihans Restaurant Group                    60.0%         56.1%         56.1%         213.3%       96.0%
   22-Apr-96          Bayport Restaurant Group                      21.9%         28.5%         10.5%         141.4%       85.2%
   10-Oct-95          Champps Entertainment Inc.                    29.8%         17.1%          2.1%         252.6%       98.0%
   18-Sep-95          DelFrisco's Double Eagle
   15-Aug-95          DF&R Restaurants Inc.                         39.8%         27.4%         25.0%         275.7%      111.2%
   1-May-95           Marcus Corp-Applebee's
   24-Oct-94          Grayling Corp
   14-Oct-94          Innovative Restaurant Concepts
   7-Sep-94           Pub Venture of New England Inc.
   1-Aug-94           Grill Concepts Inc.
   5-Jul-94           Marco's Mexican Restaurants
   24-Jan-94          On The Border Cafes Inc.                      70.6%         45.8%         29.6%         162.0%       94.1%
   20-May-93          Foodmaker Inc-Chi Chi's Rest
   18-May-93          NRH Corp
   12-Jan-93          Two Pesos-Mexican Rest Chain







---------------------------------------------------------------------------------------------------------------------------------
 Summary Table
 -----------------------

 Mean (2)                                        $94 (3)            40.6%            36.5%          31.1%     205.8%        112.2%
 Median                                          $74 (3)            35.5%            31.9%          29.6%     210.0%         98.0%

 Hoya Pricing Data:
  Closing Price (10/16/98)                    $7.000               $9.84               --             --      $9.52        $10.45
  52-Week High                                 9.310               $9.48               --             --      $9.71         $9.12
  52-Week Low                                  4.625

 ---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
* Transactions Pending

(1) Enterprise value is equal to the total value of consideration paid by the acquirer, including liabilities if publicly disclosed, and excluding fees and expenses.
(2)  Mean excludes high and low values.
(3)  For transactions with corresponding data only.

Source: Securities Data Company, Inc. (201) 622-3100

                                                                    Confidential

Project Newco
Comparable Merger & Acquisition Transactions in the Restaurant Industry January, 1997 to October 16, 1998
-------------------------------------------------------------------------------

     Date
  Announced       Target Name                            Target Business Description                   Acquiror Name
----------------------------------------------------------------------------------------------------------------------------------
  09/18/98        Spaghetti Warehouse                    Operate Italian restaurants                   Consolidated Restaurant Cos
  08/03/98        Fuddruckers Inc (DAKA Intl Inc)        Operate, franchise restaurants                King Cannon Inc
  06/04/98        Pollo Tropical Inc.                    Own and operate restaurants                   Carrols Corp
  05/01/98        Houlihan's Restaurant Group            Restaurant holding company                    Hampstead Ventures
  04/27/98        Romacorp (NPC International)           Own, operate restaurants                      Investor Group
  04/03/98        Bertucci's Inc.                        Own and operate restaurants                   NE Restaurant Co Inc
  10/17/97        Black-Eyed Pea Restaurants             Own, operate restaurants                      DeanAmerica
  09/02/97        Ground Round Restaurants               Own and operate restaurants                   Boston Ventures
  08/04/97        Perkins Family Restaurant LP           Own, operate franchised restaurants           Restaurant Co
  06/24/97        Charlie Brown's Inc                    Own, op restaurants                           Castle Harlan Partners III
  06/14/96        Bugaboo Creek Steak House Inc          Own, op restaurants                           Longhorn Steaks Inc



                                                          ----------------------------------------------------------
                                                                                       Ent.                    Ent.
                                                              Enterprise              Value/                  Value/
                                                                Value                  LTM                     LTM
                                                                ($mil)                Sales                   EBITDA
                                                          ----------------------------------------------------------

  09/18/98        Spaghetti Warehouse                           $54.3                  0.8x                    7.3x
  08/03/98        Fuddruckers Inc (DAKA Intl Inc)               $43.0                  0.2x                     NA
  06/04/98        Pollo Tropical Inc.                           $95.0                  1.4x                    7.8x
  05/01/98        Houlihan's Restaurant Group                  $120.0                  0.4x                    4.9x
  04/27/98        Romacorp (NPC International)                 $117.5                  1.2x                    7.3x
  04/03/98        Bertucci's Inc.                              $104.2                  0.8x                    6.7x
  10/17/97        Black-Eyed Pea Restaurants                    $66.8                  0.4x                    3.9x
  09/02/97        Ground Round Restaurants                      $58.0                  0.3x                    7.9x
  08/04/97        Perkins Family Restaurant LP                 $215.0                  0.8x                    6.3x
  06/24/97        Charlie Brown's Inc                           $50.4                  0.8x                    6.0x
  06/14/96        Bugaboo Creek Steak House Inc                 $57.1                  1.2x                    6.1x
                                                          ----------------------------------------------------------




-----------------------------------------------------------
                                      Ent.            Ent.
                                     Value/          Value/
                                      LTM             LTM
                                     Sales           EBITDA
                                     -----           ------
Mean                                 0.8x            6.4x
Median                               0.8x            6.5x
Adjusted Mean (1)                    0.7x            6.6x
High                                 1.4x            7.9x
Low                                  0.2x            3.9x
Count                                 11              10
-----------------------------------------------------------

--------------------------------------------------------------------------------

Source: Securities Data Company, Inc. (201) 622-3100

All bold italicized value excluded from multiples.

(1)  Adjusted mean excludes high and low values.

                                                                    Confidential

Historical Weekly Stock Price Performance
S&P Restaurant Index and Announcement Dates of Selected Transactions
January 2, 1996 - October 16, 1998
--------------------------------------------------------------------------------

 S&P Restaurant Index
5-Jan-96        100.00%
12-Jan-96       95.80%
19-Jan-96       101.00%
26-Jan-96       105.40%
2-Feb-96        108.20%
9-Feb-96        114.40%
16-Feb-96       108.70%
23-Feb-96       110.50%
1-Mar-96        106.60%
8-Mar-96        111.90%
15-Mar-96       108.50%
22-Mar-96       109.80%
29-Mar-96       106.70%
5-Apr-96        106.10%
12-Apr-96       103.00%
19-Apr-96       103.00%
26-Apr-96       103.50%
3-May-96        107.00%
10-May-96       104.70%
17-May-96       103.60%
24-May-96       107.30%
31-May-96       105.10%
7-Jun-96        105.30%
14-Jun-96       104.50%       BCS/LS: 6/14/96
21-Jun-96       100.50%
28-Jun-96       102.30%
5-Jul-96        101.50%       BEP/DA: 7/9/96
12-Jul-96       97.10%
19-Jul-96       95.60%
26-Jul-96       97.00%
2-Aug-96        98.60%
9-Aug-96        102.60%
16-Aug-96       101.30%
23-Aug-96       100.80%
30-Aug-96       101.80%
6-Sep-96        99.00%
13-Sep-96       102.50%
20-Sep-96       102.60%
27-Sep-96       102.20%
4-Oct-96        101.50%
11-Oct-96       99.90%
18-Oct-96       99.20%
25-Oct-96       97.40%
1-Nov-96        96.50%
8-Nov-96        100.70%
15-Nov-96       101.20%
22-Nov-96       103.90%
29-Nov-96       99.60%
6-Dec-96        100.20%
13-Dec-96       100.30%
20-Dec-96       97.70%
27-Dec-96       99.50%
3-Jan-97        97.40%
10-Jan-97       95.00%
17-Jan-97       96.80%
24-Jan-97       97.80%
31-Jan-97       98.20%
7-Feb-97        98.00%
14-Feb-97       99.20%
21-Feb-97       99.40%
28-Feb-97       96.10%
7-Mar-97        96.20%
14-Mar-97       95.40%
21-Mar-97       101.40%
28-Mar-97       103.60%
4-Apr-97        101.70%
11-Apr-97       105.10%
18-Apr-97       106.50%
25-Apr-97       108.70%
2-May-97        113.00%
9-May-97        113.70%
16-May-97       111.40%
23-May-97       109.30%
30-May-97       108.70%            CB/CH: 6/1/97
6-Jun-97        103.70%
13-Jun-97       108.40%
20-Jun-97       106.90%
27-Jun-97       105.40%
4-Jul-97        106.00%
11-Jul-97       105.30%
18-Jul-97       109.10%
25-Jul-97       112.40%
1-Aug-97        118.10%            PFR/RC: 8/4/97
8-Aug-97        112.50%
15-Aug-97       108.70%
22-Aug-97       108.20%
29-Aug-97       104.70%            GR/B:   9/2/97
5-Sep-97        102.20%
12-Sep-97       100.50%
19-Sep-97       102.00%
26-Sep-97       104.80%
3-Oct-97        104.90%
10-Oct-97       103.00%
17-Oct-97       101.30%
24-Oct-97       105.70%
31-Oct-97        99.50%
7-Nov-97        100.80%
14-Nov-97       101.30%
21-Nov-97       104.20%
28-Nov-97       105.50%
5-Dec-97        105.80%
12-Dec-97       103.50%
19-Dec-97        99.60%
26-Dec-97        99.70%
2-Jan-98        103.90%
9-Jan-98        101.70%
16-Jan-98       100.70%
23-Jan-98       102.40%
30-Jan-98       102.60%
6-Feb-98        104.70%
13-Feb-98       106.90%
20-Feb-98       110.30%
27-Feb-98       110.10%
6-Mar-98        114.00%
13-Mar-98       116.80%
20-Mar-98       111.50%
27-Mar-98       113.20%            B/NERC: 4/3/98
3-Apr-98        128.60%
10-Apr-98       127.40%
17-Apr-98       130.10%
24-Apr-98       128.80%            TR/IG: 4/27/98
1-May-98        125.20%
8-May-98        128.90%
15-May-98       132.10%
22-May-98       136.70%
29-May-98       135.40%
5-Jun-98        137.20%            PT/CC: 6/4/98
12-Jun-98       137.10%
19-Jun-98       135.90%
26-Jun-98       140.40%
3-Jul-98        146.20%
10-Jul-98       149.20%
17-Jul-98       146.20%            H/HI: 7/22/98
24-Jul-98       140.30%
31-Jul-98       139.00%            F/KCI: 8/3/98
7-Aug-98        130.00%
14-Aug-98       137.30%
21-Aug-98       138.70%
28-Aug-98       136.50%
4-Sep-98        126.60%
11-Sep-98       132.10%
18-Sep-98       126.90%            SW/CRG: 9/18/98
25-Sep-98       123.80%
2-Oct-98        128.40%
9-Oct-98        129.40%
16-Oct-98       135.30%

   -- Downturn in Index during last three months is most severe since 1/1/96.

   -- Only two transactions have been priced in this environment.

                                                                    Confidential

Project Newco
Historical Annual Restaurant Tax Collection Levels for the State
of Massachusetts
For Fiscal Years Ending June 30, 1980 - June 30, 1998
-------------------------------------------------------------------
        Total Annual
        Restaurant
       Tax Collections         Percent Change
1980    136,000                     0.0%
1981    155,506                    13.0%
1982    164,232                     5.6%
1983    186,425                    13.5%
1984    206,266                    10.6%
1985    228,977                    11.0%
1986    258,108                    12.7%
1987    265,750                     3.0%
1988    287,780                     8.3%
1989    296,874                     3.2%
1990    295,948                    -0.3%
1991    291,710                    -1.4%
1992    296,335                     1.6%
1993    303,193                     2.3%
1994    323,365                     6.7%
1995    344,329                     6.5%
1996    358,010                     4.0%
1997    381,364                     6.5%
1998    389,975                     2.3%

   -- This chart shows the impact of volatility in the financial markets in October 1987 and, to a lesser extent due to proximity, October 1997.

                                                                    Confidential

PROJECT NEWCO
Tax Restaurant Tax Collections for the State of Massachusetts
--------------------------------------------------------------------------------

   Fiscal Year
 Ending June 30                        Total Collected            Percent Change
-----------------                      ---------------            --------------
Total for FY 1980                      $137,598                         --
Total for FY 1981                       155,506                        +13.0%
Total for FY 1982                       164,232                         +5.6
Total for FY 1983                       186,425                        +13.5
Total for FY 1984                       206,266                        +10.6
Total for FY 1985                       228,977                        +11.0
Total for FY 1986                       258,108                        +12.7
Total for FY 1987                       267,750                        +3.0
Total for FY 1988                       287,780                        +8.3
Total for FY 1989                       296,874                        +3.2
Total for FY 1990                       295,948                        -0.3
Total for FY 1991                       291,710                        -1.4
Total for FY 1992                       296,335                        +1.6
Total for FY 1993                       303,193                        +2.3
Total for FY 1994                       323,365                        +6.7
Total for FY 1995                       344,329                        +6.5
Total for FY 1996                       358,010                        +4.0
Total for FY 1997                       381,364                        +6.5
Total for FY 1998                       389,975                        +2.3

                                                                    Confidential


PROJECT NEWCO
Comparable M&A Transactions
--------------------------------------------------------------------------------

                                        Enterprise Value ($MM)
        43      54.3    58      95      117.5   104.2   215     57.1    50.4    120     66.8    42.662
FUDD
SWH             7.3
GR                      7.9
PT                              7.8
TR                                      7.3
BERT                                            6.7
PERK                                                    6.3
BUG                                                             6.1
CB                                                                      6
HOU                                                                             4.90
BEP                                                                                     3.9
Newco                                                                                            5.85

--------------------------------------------------------------------------------
(1) Pro Forma for rent adjustments of $939M

-- Relationship between size and valuation is consistent with other analyses.

                                                                    Confidential


                                      HOYA
              Summary of Selected Financial Sensitivity Assumptions
 ALL CASES - Impact of Potential Renegotiation of Selected Leases having Change of Control Provisions
                             (dollars in thousands)


                  For Discussion and Illustration Purposes Only

             The following valuation scenario is based on the range
                  of discount rates from 17.5% to 22.5% and the
              range of terminal EBITDA multiples of 5.0x to 6.0x.

                                                                                               Range of Present Value
Scenario                                                                                             per Share
-----------------------------------------------------------------------------------    -------------------------------------

                                                                                         Low         Mid-Point       High
                                                                                       ---------    ------------   ---------

IDEAL CASE                                                                              $9.21  -      $11.02  -     $12.83
   - Ten new stores or conversions with average EBITDA substantially above chain average
   - Average unit sales growth exceeds 2.5%
   - EBITDA margin approximately 10.3%

MODERATE CASE                                                                           $7.29  -       $8.73  -      $10.17
   - Ten new stores or conversions with average EBITDA approximately chain average
   - Average unit sales growth is less than 1.0%
   - EBITDA margin approximately 9.8%

DOWNSIDE/RECESSION CASE                                                                 $6.00  -       $7.22  -       $8.43
   - Ten new stores or conversions with average EBITDA below chain average
   - Average unit sales growth declines 2.0% in 2000 and 2001 and increases 2.0%
     in 2002 and 2.5% in 2003
   - Cost of sales and payroll costs each increase 0.25% from 2000 to 2003
   - Occupancy costs for all restaurants increase 0.2% from 2000 to 2003
   - EBITDA margin approximately 8.9%

                                                                    Confidential

                                      HOYA
              Summary of Selected Financial Sensitivity Assumptions
                                    ALL CASES
                             (dollars in thousands)


                  For Discussion and Illustration Purposes Only

             The following valuation scenario is based on the range
                  of discount rates from 17.5% to 22.5% and the
              range of terminal EBITDA multiples of 5.0x to 6.0x.

                                                                                           Range of Present Value
Scenario                                                                                            per Share
---------------------------------------------------------------------------------- ----------------------------------

                                                                                     Low        Mid-Point      High
                                                                                   --------    -----------    -------

IDEAL CASE                                                                         $10.41 -      $12.41 -      $14.41
   - Ten new stores or conversions with average EBITDA substantially above chain average
   - Average unit sales growth exceeds 2.5%
   - EBITDA margin approximately 10.3%

MODERATE CASE                                                                       $8.20 -       $9.78 -      $11.36
   - Ten new stores or conversions with average EBITDA approximately chain average
   - Average unit sales growth is less than 1.0%
   - EBITDA margin approximately 9.8%

DOWNSIDE/RECESSION CASE                                                             $6.87 -        $8.22 -      $9.56
   - Ten new stores or conversions with average EBITDA below chain average
   - Average unit sales growth declines 2.0% in 2000 and 2001 and increases 2.0%
     in 2002 and 2.5% in 2003
   - Cost of sales and payroll costs each increase 0.25% from 2000 to 2003
   - Occupancy costs for all restaurants increase 0.2% from 2000 to 2003
   - EBITDA margin approximately 8.9%

                                                                    Confidential

        Project Newco - Effect of Change in Control on
                        Occupancy Expense and EBITDA Multiple

                                                     Adjustments Based on
                                                        Impact of Change
                                                          of Control on               Pro Forma
                                 LTM 1998 (1)           Occupancy Expense            LTM 1998 (1)
                                 ------------        ---------------------           -----------
 Revenue                           $97,332                                             $97,332
 Operating Expenses
      including Occupancy Expense  (62,226)                  (939)                     (63,165)
 EBIT                                4,096                                               3,157
 EBITDA                              8,235                                               7,296
 EBITDA Multiple                      5.38x                                               6.08x
 Enterprise Value                  $44,343 (2)                                         $44,343 (2)
 Offer Price Per Share              $10.25                                              $10.25

(1)  At September 30, 1998.
(2) Enterprise Value includes estimated expenses of $1,750,000.

                                          Current Annual Rent                           Estimated Market Rent
                                          -------------------                           ---------------------
                     Sales (000)  Base            %            Total       Base  %       Total      Change
Hillary's Wayland        1.8      84,156          5            90,000    180,000 6       180,000     90,000
Charley's Nashua         2.5     150,000          5            150,000   240,000 6       240,000     90,000
Hillary's Trumbull       2.1     170,000          5            170,000   180,000 6       180,000     10,000
Joe's Boston             6.3      50,000      4.5-4.75        291,750   250,000 10      630,000    338,250
Charley's Waterford      3.0     155,000          5            155,000   240,000 6       240,000     85,000
Charley's N. Attleboro   2.9     165,000          5            165,000   240,000 6       240,000     75,000
Hillary's Dedham         3.6     136,386       4.5-5.0         167,500   250,000 10      360,000    192,500
Papa Razzi Cambridge     2.2     231,316          5            231,316   240,000 6       240,000      8,684
Papa Razzi Chestnut Hill 2.4     190,000          0            190,000   240,000 6       240,000     50,000
Charley's Chestnut Hill  2.7     265,000          0            265,000   265,000 6       265,000          0
                                                             ---------                 ---------    -------
                                                             1,875,466                 2,815,000    939,434
                                                                                       =========    ========

                                                                    Confidential


Project Newco - Proposal
--------------------------------------------------------------------------------

   -- Purchase 2,726,000 shares of HOYA for $9.50 per share

       -- Represents a 36% premium to current market and exceeds 52-week high price.

       -- Current share price consistent with comparable companies. Correlation of data indicates reasonable efficiency.

   -- Valuation represents 5.9x EBITDA reflecting likely impact of Change of Control on certain leases

       -- Comparable transactions have been priced in a dramatically different market environment.

       -- Impact of Financial Market turbulence is yet to be felt.

   -- Transaction is fully financed.

   -- Negotiate Definitive Purchase Agreement and option on shares held by Major
      Holder.

   -- Initiate Tender Offer as soon as possible.